Exhibit 99.1

RXO To Acquire Coyote Logistics From UPS

•	Creates the third-largest provider of brokered transportation in North America – a scaled industry leader

•	Strategic transaction immediately and significantly accretive to RXO’s adjusted diluted earnings per share and adjusted free cash flow

•	Expands RXO’s market position with increased capacity for customers and increased access to freight for carriers

•	Purchase price of $1.025 billion in cash

•	RXO to fund the transaction with mix of equity and debt that is expected to be neutral to leverage; fully committed equity from two of RXO’s largest shareholders represents over 50% of purchase price

CHARLOTTE, June 23, 2024 – RXO (NYSE: RXO) has entered into a definitive agreement to acquire Coyote Logistics, an asset-light freight brokerage business, for $1.025 billion from UPS. This acquisition will enhance RXO’s market position, diversify and expand its customer base, and broaden its carrier network. At closing, RXO will be the third-largest provider of brokered transportation in North America.

“RXO’s highly accretive acquisition of Coyote will immediately increase the scale of our brokerage business, providing customers with more capacity across a wider array of power lanes,” said Drew Wilkerson, chief executive officer of RXO. “RXO will realize significant synergies from the acquisition by quickly integrating Coyote’s business into RXO and leveraging our cutting-edge technology. The addition of Coyote’s customer base will diversify RXO’s vertical mix and will increase the number of customers that do more than $1 million in business with us by approximately 80%. This acquisition will provide RXO with both immediate and long-term opportunities for revenue and earnings growth and will generate significant returns for shareholders. I look forward to welcoming Coyote’s employees to our team and working together to achieve excellent results for our customers, shareholders, carrier partners and employees for years to come.”

The transaction is expected to be immediately and significantly accretive to RXO’s adjusted diluted earnings per share and adjusted free cash flow.

Under the terms of the agreement, RXO will pay $1.025 billion in cash for Coyote. RXO will continue to serve UPS’s brokered transportation needs under a contract that runs through January 2030.

The acquired business generated approximately $3.2 billion in revenue in 2023 with approximately $470 million in gross margin and approximately $86 million of adjusted EBITDA1.

RXO expects annualized cost synergies of at least $25 million.

The transaction will be funded with a mix of equity and debt, including a $300 million equity investment from MFN Partners and a $250 million equity investment from Orbis Investments, two of RXO’s largest shareholders. The transaction is backstopped by fully committed financing and is expected to be neutral to leverage.

RXO’s Board of Directors has unanimously approved the transaction, which is subject to customary closing conditions and regulatory approvals and is expected to close by the end of 2024.

Goldman Sachs & Co. LLC is serving as financial advisor to RXO, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as its legal advisor.

RXO reaffirms its second quarter adjusted EBITDA outlook and continues to expect adjusted EBITDA between $24 million and $30 million.

Conference Call

RXO will hold a conference call and webcast to discuss the planned acquisition on Monday, June 24 at 8:00 a.m. Eastern Daylight Time. Participants can call in toll-free (from U.S./Canada) at +1-888-259-6580; international callers dial +1-206-962-3782. The conference ID is 58041361. A live webcast of the conference call will be available on the investor relations area of the company’s website, http://investors.rxo.com.

A replay of the conference call will be available through July 15, 2024, by calling toll-free (from U.S./Canada) +1-877-674-7070; international callers dial +1-416-764-8692. Use the passcode 041361#. Additionally, the call will be archived on http://investors.rxo.com.

About RXO

RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation, freight forwarding and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains across North America. The company is headquartered in Charlotte, N.C. Visit  RXO.com  for more information and connect with RXO on  Facebook,  X, LinkedIn, Instagram and YouTube.

1 Results of the acquired business are preliminary and subject to completion of financial closing procedures and completion of the related audit. Accordingly, actual results of the acquired business may differ materially from these preliminary results. Adjusted EBITDA (a non-GAAP measure) of the acquired business is calculated in accordance with RXO’s definition of adjusted EBITDA. A reconciliation of adjusted EBITDA of the acquired business to a corresponding GAAP measure is not available without unreasonable effort prior to completion of the audit.

About Coyote Logistics

Coyote Logistics is a leading global third-party logistics provider that was founded in 2006. It leverages its network of 100,000 carriers to ship goods for 15,000 customers. Coyote became a UPS company in 2015.

Media Contact

Erin Kelly

erin.kelly@rxo.com

Investor Contact

Kevin Sterling

kevin.sterling@rxo.com

Forward-looking Statements

This release includes forward-looking statements, including statements relating to the potential transaction, such as the expected funding and time period to consummate the potential transaction and the anticipated benefits (including synergies) of the potential transaction, as well as our second-quarter outlook. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "predict," "should," "will," "expect," "project," "forecast," "goal," "outlook," "target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the Securities and Exchange Commission (“SEC”) and the following: the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated; potential delays in consummating the potential transaction, including as a result of regulatory approvals; RXO’s ability to integrate the operations of Coyote Logistics in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized on the anticipated terms and within the expected time period; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; risks that the anticipated tax treatment of the potential transaction is not obtained; unforeseen or unknown liabilities; customer, regulatory and other stakeholder approvals and support; unexpected future capital expenditures; potential litigation relating to the potential transaction that could be instituted against RXO or its directors; the possibility that the potential transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the announcement, pendency or completion of the potential transaction on the parties’ business relationships and business generally; risks that the potential transaction disrupts current plans and operations of RXO and potential difficulties in employee retention and hiring as a result of the potential transaction, as well as the risk of disruption of RXO’s or Coyote Logistics' management, including the diversion of management’s time and attention to completion of the proposed transaction and integration matters, and business disruption during the pendency of, or following, the potential transaction; certain restrictions during the pendency of the proposed transaction that may impact RXO’s and Coyote Logistics’ ability to pursue certain business opportunities or strategic transactions; negative effects of this announcement, and the pendency or completion of the potential transaction on the market price of RXO’s common stock and/or operating results; rating agency actions and RXO’s ability to access short- and long-term debt and equity markets on a timely and affordable basis; the risk that actual results of the acquired business may differ materially from preliminary results; and the risks described in Part I, Item 1A “Risk Factors” of RXO’s Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings with the SEC. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.